                                    EXHIBIT 2

                               TELEBIT CORPORATION

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of July 21, 1996, between Cisco Systems, Inc., a California corporation ("Acquiror"), and the undersigned shareholder ("Shareholder") of Telebit Corporation, a California corporation ("Target").

                                    RECITALS

         A. Pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of July 21, 1996 by and among Acquiror, Cobra Acquisition Corporation, a California corporation ("Merger Sub") and wholly owned subsidiary of Acquiror, and Target, Merger Sub is merging with and into Target (the "Merger") and Target, as the surviving corporation of the Merger, will thereby become a wholly owned subsidiary of Acquiror;

         B. Pursuant to Section 5.7 of the Reorganization Agreement and a written request from Acquiror, in order to induce Acquiror to enter into the Reorganization Agreement, Target has agreed to use its best efforts to solicit the proxy of certain significant shareholders of Target on behalf of Acquiror, and to cause certain significant shareholders of Target to execute and deliver to Acquiror Voting Agreements; and

         C. The Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock, no par value per share, of Target as is indicated on the final page of this Agreement (the "Shares").

         NOW, THEREFORE, the parties agree as follows:

         1.   Agreement to Retain Shares.

              1.1 Transfer and Encumbrance. Shareholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge (except in connection with a bona fide loan transaction, provided that any pledgee agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 1.2) prior to the Expiration Date and to be subject to the Proxy (as defined in Section 3)) or otherwise dispose of or encumber the Shares or any New Shares, or to make any offer or agreement relating thereto, at any time prior to
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the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and
(ii) six months after the date of termination of the Reorganization Agreement (unless the Reorganization Agreement shall have been terminated in the circumstances contemplated by any of Sections 7.1(a), (d) or (f)(i) thereof, in which case this six-month extension shall not be effective or applicable).

              1.2 New Shares. Shareholder agrees that any shares of capital stock of Target that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. Agreement to Vote Shares. At every meeting of the shareholders of Target called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Target with respect to any of the following, Shareholder shall vote the Shares and any New Shares (i) in favor of approval of the Reorganization Agreement and the Merger and the transactions contemplated by the Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement") between Target and Telebit (Newco) Inc. (the "Asset Transaction") and any matter that could reasonably be expected to facilitate the Merger and the Asset Transaction and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger and the Asset Transaction) between Target and any person or entity other than Acquiror or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Reorganization Agreement or the Asset Transaction or which could result in any of the conditions to Target's obligations under the Reorganization Agreement or the Asset Transaction not being fulfilled. This Agreement is intended to bind Shareholder as a shareholder of Target only with respect to the specific matters set forth herein.

         3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Acquiror a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided in Section 705 of the California General Corporation Law, covering the total number of Shares and New Shares beneficially owned or as to which beneficial ownership is acquired (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder set forth therein.

         4. Representations, Warranties and Covenants of Shareholder. Shareholder hereby represents, warrants and covenants to Acquiror that Shareholder (i) is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of Target


                                       2.
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other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         5. Additional Documents. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary, in the reasonable opinion of Acquiror, to carry out the purpose and intent of this Agreement.

         6. Consent and Waiver. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

         7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

         8.    Miscellaneous.

               8.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               8.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

               8.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

               8.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Acquiror will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Acquiror upon any such violation, Acquiror shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Acquiror at law or in equity.


                                       3.
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               8.5   Notices. All notices and other communications hereunder
shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                     (a)   if to Acquiror, to:

                           Cisco Systems, Inc.
                           170 West Tasman Drive
                           San Jose, California  95134
                           Attention:       President
                           Facsimile No.:  (408) 526-4100
                           Telephone No.:  (408) 526-4000

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, California  94303
                           Attn:  Edward M. Leonard, Esq.
                           Facsimile No.:  (415) 496-2885
                           Telephone No.:  (415) 424-0160

                     (b)   if to Shareholder, to:

                           The address set forth under Shareholder's name on the signature page hereof.

               8.6 Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the internal laws of the State of California.

               8.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matters.

               8.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


                                       4.
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               8.9   Effect of Headings.  The section headings herein are for
convenience only and shall not affect the construction or interpretation of this Agreement.



                                       5.
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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                       CISCO SYSTEMS, INC.



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


                                       SHAREHOLDER


                                       -----------------------------------------
                                       Name:

                                       Shareholder's Address for Notice:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       Shares beneficially owned:

                                                   shares of Target Common Stock
                                       -----------





                      [SIGNATURE PAGE TO VOTING AGREEMENT]



                                       6.
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                                    EXHIBIT A

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                               TELEBIT CORPORATION

         The undersigned shareholder of Telebit Corporation, a California corporation ("Target"), hereby irrevocably (to the full extent permitted by Section 705 of the California General Corporation Law) appoints the members of the Board of Directors of Cisco Systems, Inc., a California corporation ("Acquiror"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Target that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Target issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of Target as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the extent provided in Section 705 of the California General Corporation Law), is granted pursuant to that certain Voting Agreement, dated as of July 21, 1996, by and among Acquiror and the undersigned shareholder (the "Voting Agreement"), and is granted in consideration of Acquiror entering into that certain Agreement and Plan of Reorganization, dated as of July 21, 1996, by and among Target, Acquiror and Cobra Acquisition Corporation, a California corporation ("Merger Sub") and wholly owned subsidiary of Acquiror (the "Reorganization Agreement"). The Reorganization Agreement provides for the merger of Merger Sub with and into Target (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement and (ii) six months after the date of termination of the Reorganization Agreement (unless the Reorganization Agreement shall have been terminated in the circumstances contemplated by any of Sections 7.1(a), (d) or (f)(i) thereof, in which case this six-month extension shall not be effective or applicable).

         The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 603 of the California General Corporation Law), at every annual, special or adjourned meeting of the shareholders of Target and in every written consent in lieu of such meeting (i) in favor of approval of the Merger and the Reorganization Agreement and the transactions contemplated by the Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement") between Target and Telebit (Newco) Inc. (the "Asset Transaction") and in favor of any matter that could reasonably be expected to facilitate the Merger and the Asset Transaction and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger and the Asset Transaction) between Target and any person or entity other than Acquiror or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Reorganization Agreement or the Asset Purchase Agreement or which could result in any of the conditions to Target's obligations under the Reorganization Agreement or the Asset Purchase Agreement not being fulfilled. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy is irrevocable (to the extent provided in Section 705 of the California General Corporation Law).

Dated:  July 21, 1996


                                       -----------------------------------------
                                       (Signature of Shareholder)


                                       -----------------------------------------
                                       (Print Name of Shareholder)

                                       Shares beneficially owned:

                                                 shares of Target Common Stock
                                       ---------

                           [SIGNATURE PAGE TO PROXY]